5




                                        January 7, 1997

International Nursing Services, Inc.
360 South Garfield Street, Suite 640
Denver Colorado 80209

Gentlemen:

     1. At a closing to occur at the offices of your company (the "Company") simultaneously herewith, the undersigned ("Subscriber") will for $10,000 per Unit (as defined below) purchase from you, and you will sell, the number of Units set forth opposite Subscriber's name below. Such purchase by Subscriber is part of an offering in which an aggregate of 70 Units will be sold simultaneously with such sale to Subscriber.
Each Unit consists of one share of the Company's 1997 Convertible Preferred Stock with a conversion value of $10,000 (the "Preferred") and 10,000 warrants to purchase a share of common stock of the Company at $1.00 per share (each, a "Warrant" and, collectively, the "Warrants"). The purchase price for these Units is being paid to the Company, in cash, concurrently herewith.

2. (a) The Certificate of Designation for the Preferred shall be in the form of Exhibit A. The Preferred and any accrued but unpaid dividends thereon shall, at the option of the holder and subject to the provisions of Section (b), be convertible at any time prior to the third anniversary of the date of issue into common stock of the Company ("Common Stock") at the lesser of $1.00 per share or 75% of the average closing sales price of the common stock on NASDAQ (or such other securities exchange where the common stock may then be listed) during the last five trading days prior to conversion. Dividends shall accrue on the Preferred Stock at the rate of 18% per annum during the period (if any) after the 90th day after the date of this Agreement and prior to the effectiveness of the Registration Statement (as defined below). Dividends shall be payable on the last day of each calendar quarter in cash. At the option of the Subscriber and in addition to Subscriber's other remedies, the Company shall redeem the Preferred at conversion value, together with accrued dividends, on the second anniversary of the date of this Agreement if the Company's common stock is not then trading on a national securities exchange (including the NASDAQ National Market System or the NASDAQ Small Cap Market or the New York Stock Exchange or the American Stock Exchange, but excluding the NASDAQ Bulletin Board or other NASDAQ or other listings) or if the Registration Statement (as defined below) has not theretofore been declared effective. The Preferred shall also be entitled to priority over the common stock in liquidation.

     (c) The Warrants shall be in the form of Exhibit B.

3a. The Company will on or before the 90th day after the date of this Agreement file a registration statement on Form S-3 or, if Form S-3 is not then available, on such other SEC formas the Company may select (the "Registration Statement") for the public sale by the holders of the shares of common stock of the Company which are issuable on conversion of the Preferred or upon exercise of the Warrants (including any shares which were theretofore issued or which may thereafter be issued on conversion of Preferred or exercise of Warrants which were theretofore issued upon exercise of the Option or which may thereafter be issued should Subscriber thereafter exercise the Option). The Company shall use its best efforts to cause the Registration Statement to become effective not later than 90 days after the date of this Agreement, and to remain effective for three years. The registration shall be accompanied by blue sky clearances in such states as the holders may reasonably request. The Company shall pay all expenses of the registration hereunder, other than the holders' underwriting discounts. Registration rights may be assigned to assignees of the Preferred, the Warrants or the underlying stock.

4.   (A) Subscriber represents and warrants that it is purchasing
the  Units,  and  will   purchase any Option  Units,  solely  for
investment solely for its own account and not with a view to or for the resale or distribution thereof. Subscriber acknowledges receipt of a description attached hereto as Exhibit C of certain risk factors contained in a prospectus dated October 10, 1996 concerning the Company and the Units, and copies of the following information filed with the United States Securities and Exchange
Commission: (i) Annual Report on Form 10-KSB for the fiscal year of the Company ended December 31, 1995, (ii) Quarterly Reports on Form 10-QSB for the quarterly period ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) Current Reports on Form 8-K dated November 28, 1995, December 28, 1995, January 10, 1996, January 15, 1996, April 17, 1996, April 19, 1996 and July 17,
1996,   and (v) Current Report on Form 8-K/A filed September  17,
1996.

     (B) Subscriber understands that it may sell or otherwise transfer the Units, the Preferred, the Warrants or the shares of Common Stock issuable on conversion or exercise of the Preferred or the Warrants only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, and is duly registered or qualified under any applicable state securities laws, or if Subscriber shall have received the favorable opinion of counsel to the holder, which counsel and opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities
Act of 1933, as amended, and in the absence of registration or qualification under applicable state securities laws. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

5. (A) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

     (B) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority  to  enter into this agreement, and the  execution  and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

6. This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.



Subscriber:                            INTERNATIONAL      NURSING
SERVICES, INC.

_________________________
By:_____________________________

Title:
Number of Units: _____________